EXHIBIT 23.2

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Board of Directors
Universal Travel Group
5th Floor, South Block, Building 11,
Shenzhen Software Park,
Zhongke 2nd Road, Nanshan District,
Shenzhen, People’s Republic of China 518000

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Universal Travel Group, on Form S-8 of our report dated February 22, 2010, appearing in the Annual Report on Form 10-K of Universal Travel Group for the year ended December 31, 2009.

Respectfully submitted,

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
New York, NY
November 29, 2010